SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED (A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106 (816) 556-2200 NOT APPLICABLE (Former name or former address, if changed since last report)	43-1916803

1-707	KANSAS CITY POWER & LIGHT COMPANY (A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106 (816) 556-2200 NOT APPLICABLE (Former name or former address, if changed since last report)	44-0308720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (the Registrants) are separately filing this combined Current Report on Form 8-K (Report).

Item 8.01	Other Events

The Registrants filed on March 29, 2005, a combined Current Report on Form 8-K disclosing a Stipulation and Agreement (Agreement) filed with the Missouri Public Service Commission (Commission) on March 28, 2005. On July 28, 2005, the Commission issued a Report and Order (Order), with an effective date of August 7, 2005. The Order approved the regulatory plan contained in the Agreement, with the following amendments: (i) the equity component of KCP&L's allowance for funds used during construction rate pertaining to the Missouri jurisdictional portion of Iatan 2 will be reduced 250 basis points as of the effective date (anticipated to be January 1, 2007) of the rates determined in the rate case to be filed in 2006; and (ii) all off-system energy and capacity sales revenue will continue to be used to establish KCP&L's Missouri jurisdictional rates as long as the related investments and expenses are considered in determining those rates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/Terry Bassham

Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/Lori A. Wright

Lori A. Wright
Controller

Date: July 29, 2005